                                                                   EXHIBIT 10.27



                             AGREEMENT OF SUBLEASE



                                    between



                              ZD Inc., Sublandlord



                                      and



                           Ziff-Davis Inc., Subtenant



                              Subleased Premises:
                              ------------------

                             The Entire 10th Floor
                               63 Madison Avenue
                           New York, New York  10016

                               TABLE OF CONTENTS


1.   Subleasing of Subleased Premises............................   1
2.   Term........................................................   1
3.   Fixed Rent and Additional Rent..............................   1
4.   Subordination to and Incorporation of the Lease.............   3
5.   Use.........................................................   4
6.   Covenants with Respect to the Lease.........................   4
7.   Services and Repairs........................................   4
8.   Early Termination Rights....................................   5
9.   Consents....................................................   5
10.  Termination of Lease........................................   5
11.  Sublease, Not Assignment....................................   6
12.  Damage, Destruction, Fire and Other Casualty; Condemnation..   6
13.  No Waivers..................................................   6
14.  Notices.....................................................   6
15.  Broker......................................................   6
16.  Condition of the Subleased Premises.........................   6
17.  Additional Rights of Sublandlord/Subtenant..................   7
18.  Assignment, Subletting......................................  11
19.  Memorandum of Sublease......................................  11
20.  Nondisturbance..............................................  11
21.  Miscellaneous...............................................  11
22.  Related Corporation.........................................  12

EXHIBIT A - FIXED RENT

EXHIBIT B - SUBLANDLORD'S SUBCELLAR 1 LEVEL INCOMING SERVICE ROOM

EXHIBIT C - SUBCELLAR 1 TELECOMMUNICATIONS RISER CONDUIT DIAGRAM

EXHIBIT D - LOCATION OF PORTION OF ROOF DEDICATED FOR
              SUBTENANT'S USE

EXHIBIT E - MEMORANDUM OF SUBLEASE

SCHEDULE 1 - UTILIZATION OF SYSTEMS AND SERVICES

     AGREEMENT OF SUBLEASE (this "Sublease"), made this 10th day of March, 2000, between ZD Inc., a Delaware corporation, having an office at 63 Madison Avenue, New York, New York 10016 ("Sublandlord"), and Ziff-Davis Inc., a Delaware corporation, having an office at 63 Madison Avenue, New York, New York 10016 ("Subtenant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, by that certain lease dated as of January 15, 1998, between 63 Madison Associates, L.P. ("Landlord"), as landlord, and Ziff-Davis Inc. n/k/a ZD Inc., as tenant, as amended by that certain letter agreement dated September 23, 1999 between Landlord and Sublandlord (as so amended, the "Lease"), Landlord is leasing to Sublandlord Concourse Level "B-2" and the entire 8th, 9th, 10th, 11th, 12th, 13th, 14th, and 15th floors (collectively, the "Leased Premises") of the building (the "Building") known as 63 Madison Avenue, New York, New York 10016 as more particularly described in the Lease; and

     WHEREAS, Sublandlord desires to sublease to Subtenant the entire 10th floor of the Building (the "Subleased Premises") and Subtenant desires to hire the Subleased Premises from Sublandlord on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

     1. Subleasing of Subleased Premises. Sublandlord hereby subleases to
        --------------------------------
Subtenant, and Subtenant hereby hires from Sublandlord, the Subleased Premises, upon and subject to the terms and conditions hereinafter set forth.

     2. Term. The term (the "Term") of this Sublease shall commence on April 1,
        ----
2000 (the "Commencement Date") and shall terminate on the Expiration Date of the Lease (the "Sublease Expiration Date"), or on such earlier date upon which the Term shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law. Promptly after the determination of the Expiration Date of the Lease, Sublandlord shall notify Subtenant thereof.

     3. Fixed Rent and Additional Rent.
        ------------------------------

     3.1 Subtenant shall pay to Sublandlord, commencing on the Commencement Date and thereafter on the first (1st) day of each month during the Term, Fixed Rent as set forth on Exhibit A annexed hereto and incorporated herein by reference. If the Commencement Date shall occur on a date other than the first day of any calendar month, the Fixed Rent payable hereunder for such month shall be prorated on a per-diem basis. Promptly after the determination of the dates comprising Rent Period 1, Rent Period 2, Rent Period 3 and Rent Period 4 under the Lease, Sublandlord shall notify Subtenant thereof.

     3.2 In addition to the Fixed Rent herein reserved, Subtenant agrees to pay to Sublandlord, as additional rent, Subtenant's Share (as hereinafter defined) of the amounts payable by Sublandlord pursuant to Articles 36 and 37 of the Lease on account of increases in Real Estate Taxes and increases in Operating Expenses. Operating Expenses and Real Estate

Taxes shall be payable by Subtenant to Sublandlord in the same manner as corresponding payments are payable by Sublandlord to Landlord under the Lease. The term "Subtenant's Share" shall mean a fraction, the numerator of which shall be the number of rentable square feet in the Subleased Premises, and the denominator of which shall be the total number of rentable square feet in the Leased Premises. As of the date hereof, the Subleased Premises contain 49,140 rentable square feet, the Leased Premises contain 399,773 rentable square feet and Subtenant's Share is 12.29%. In the event there is an increase or decrease in the number of rentable square feet in the Subleased Premises or in the number of rentable square feet in the Leased Premises after the Commencement Date, Subtenant's Share shall be adjusted to reflect the ratio that the number of rentable square feet in the Subleased Premises bears to the total number of rentable square in the Leased Premises. Further, Subtenant agrees to pay as additional rent, the full amount of any other charge, fee, cost, sum or expense which Sublandlord pays or incurs on or after the Commencement Date (x) for the provision of, or in connection with, any services or supplies provided to or for the Subleased Premises (or any part thereof) at the request of Subtenant (including, but not limited to, the furnishing of electric service and other utilities and concierge services) and (y) as may be required pursuant to the terms and provisions of the Lease with respect to the Subleased Premises.

     3.3 All Fixed Rent and additional rent or other costs, charges and sums payable by Subtenant hereunder (collectively, "Rent") shall constitute rent under this Sublease, and shall be payable to Sublandlord at its address as set forth in Section 15 hereof, unless Sublandlord shall otherwise so direct in writing.

     3.4 Subtenant shall promptly pay the Rent as and when the same shall become due and payable without set-off, offset or deduction of any kind whatsoever, except as expressly set forth herein or in the Lease as incorporated herein by reference, and, in the event of Subtenant's failure to pay the same when due (subject to grace periods provided herein), Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity, in the case of non-payment of rent.

     3.5 Subtenant shall have no obligation to pay amounts that have not been billed to Subtenant hereunder within ninety (90) days after such sums are billed by Landlord to Sublandlord in a timely manner as required pursuant to the Lease. Further, in the event Sublandlord shall defer payments due by it under the Lease in accordance with the provisions of the Lease, Subtenant shall have the right to similarly defer corresponding payments due by it hereunder until the date Sublandlord 's deferred payments under the Lease are due and payable. Subtenant's liability for Rent due under this Sublease accruing during the Term, and Sublandlord's obligation to refund overpayments of or adjustments to Rent paid to it by Subtenant, shall survive the expiration or sooner termination of this Sublease.

     3.6 Sublandlord shall promptly furnish to Subtenant a copy of each notice or statement from Landlord affecting the Subleased Premises. If Sublandlord disputes the correctness of any such notice or statement and if such dispute is resolved in Sublandlord's favor, or if Sublandlord shall receive any refund of additional rent without a dispute, Sublandlord shall promptly pay to Subtenant any refund (after deducting from the amount of any such refund all expenses, including court costs and reasonable attorneys' fees, incurred by Sublandlord in resolving any such dispute) received by Sublandlord in respect (but only to the extent) of any related payments of additional rent made by Subtenant less any amounts theretofore received by Subtenant directly from Landlord and relating to such refund.

     3.7 Subtenant shall pay any commercial rent or occupancy tax with regard to the Subleased Premises either to the taxing authority, or, if appropriate, to Sublandlord, as Additional Rent, at least five (5) business days before the due date of each and every such tax payment to the taxing authority.

     4. Subordination to and Incorporation of the Lease.
        -----------------------------------------------

     4.1 This Sublease is in all respects subject and subordinate to the terms and conditions of the Lease (a true and complete copy of which has been furnished by Sublandlord to Subtenant), and to all matters to which the Lease is subject and subordinate. Sublandlord represents that a true and complete copy of the Lease has been furnished by Sublandlord to Subtenant.

     4.2 Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, or to the extent not applicable to the Subleased Premises, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, Sublandlord being substituted for the "Landlord" under the Lease, Subtenant being substituted for the "Tenant" under the Lease, and Subleased Premises being substituted for "demised premises" or "premises" under the Lease, except that the following provisions of the Lease shall be deemed deleted therefrom and shall have no force and effect as between Sublandlord and Subtenant: (P) 7(C);
(P) 7(D); (P) 7(E); (P) 11(C); (P) 11(D); (P) 11(E); (P) 19(B); (P) 23; (P)
30(B); (P) 35(A); (P) 35(G); (P) 39; (P) 40; (P) 44; (P) 49(A); (P) 49(B); (P)
49(D); (P) 52; (P) 54; (P) 55; (P) 56; all portions of Exhibit A other than the portion thereof which delineates the Subleased Premises; Exhibits B, B-1, B-2, B-3, B-4, B-5, C, E, E-1, K, M, N, O, P-1 and R.

     In addition, certain provisions of the Lease as incorporated herein shall be modified as set forth elsewhere in this Sublease or as hereinafter provided:

          (1) With respect all applicable provisions of the Lease pursuant to which Tenant shall have an exclusive right to use any portion of the Building, Subtenant shall have a non-exclusive right to use such portion of the Building in common with Sublandlord and/or Sublandlord's assignees and other subtenants.

          (2) Subtenant shall not be entitled any abatement of Rent pursuant to Subparagraph 28(C) of the Lease unless Sublandlord is entitled to an abatement with respect to its corresponding obligation under the Lease.

          (3) Sublandlord shall deliver to Subtenant a copy of any Extension Notice delivered by Sublandlord to Landlord pursuant to Article 53 of the Lease simultaneously with Sublandlord's delivery of such Extension Notice to Landlord. Anything in Article 53 of the Lease as incorporated herein by reference to the contrary notwithstanding, (a) Subtenant shall have the right to extend the term of this Sublease if and only if Sublandlord extends the term of the Lease for a corresponding period, (b) subject to the foregoing, Subtenant may exercise such right to extend the Term of this Sublease by notice to Sublandlord given within sixty (60) days after Subtenant's receipt of a copy of Sublandlord's Extension Notice delivered in accordance with the provisions of the Lease and (c) in the event of any such extension of the Term of this Sublease, the Fixed Rent hereunder during any such extension shall be equal to the corresponding fixed rent payable under the Lease in respect of the Subleased Premises for such Extension Term.

          (4) Subtenant shall have no obligation to maintain and/or repair any portion of the Building other than the Subleased Premises.

     5. Use. Subtenant shall use and occupy the Subleased Premises for the
        ---
permitted use specified in Article 2 of the Lease and for no other purpose.

     6. Covenants with Respect to the Lease.
        -----------------------------------

     6.1 Neither Sublandlord nor Subtenant shall do anything that would constitute a default under the Lease or omit to do anything that such party is obligated to do under the terms of this Sublease so as to cause there to be a default under the Lease.

     6.2 Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Subleased Premises or the use or occupancy thereof after receipt of same from Landlord. Without limitation of the foregoing, Sublandlord shall (i) deliver a copy of any notice of default sent by Sublandlord under the lease simultaneously with its delivery of such notice of default to Landlord and (ii) promptly after Sublandlord's receipt of any notice of default received by Sublandlord under the Lease, deliver a copy of same to Subtenant.

     7. Services and Repairs. Notwithstanding anything to the contrary contained
        --------------------
in the Lease, Sublandlord shall not be required to provide any of the services that Landlord has agreed to provide pursuant to the Lease (or required by law), or furnish the electricity to the Subleased Premises that Landlord has agreed to furnish pursuant to the Lease (or required by law), or make any of the repairs or restorations that Landlord has agreed to make pursuant to the Lease (or required by law), or reimburse Subtenant for any repairs or restoration that Subtenant may make pursuant to the Lease (as incorporated herein by reference) or take any other action that Landlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Lease, but at Subtenant's request, Sublandlord agrees to use all diligent efforts to obtain the same from Landlord (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which might give rise to a default under the Lease), in which event Subtenant shall be responsible for Subtenant's Share of the cost incurred by Sublandlord to obtain the same from Landlord, and Subtenant shall rely upon, and look solely to, Landlord for the provision, furnishing or making thereof or compliance therewith. If Landlord shall default in the performance of any of its obligations under the Lease, Sublandlord shall, at Subtenant's request, timely institute and diligently prosecute any action or proceeding which Subtenant, in its reasonable judgment, deems meritorious, in order to have Landlord make such repairs, furnish such electricity, provide such services or comply with any other obligation of Landlord under the Lease or as required by law, in which event Subtenant shall be responsible for Subtenant's Share of the cost incurred by Sublandlord by reason of such action or proceeding. Notwithstanding the foregoing, Subtenant shall have the right to contact Landlord on a direct basis in respect of regular maintenance and operational issues.

     8. Early Termination Rights. Subtenant shall have the right to terminate
        ------------------------
this Sublease by notice to Sublandlord given no less than six (6) months prior to the effective date of such early termination, in which event this Sublease shall expire as of the date specified in Subtenant's notice and, provided that Subtenant shall not theretofore have sent a notice to Sublandlord terminating this Sublease pursuant to this sentence, Sublandlord shall have the right to terminate this Sublease by notice to Subtenant given no less than twelve (12) months prior to the effective date of such early termination, in which event this Sublease shall expire as of the date specified in Sublandlord's notice. Notwithstanding the foregoing, in no event shall the date of early termination arising by reason of either party's notice given pursuant to the immediately preceding sentence occur prior to the tenth (10th) anniversary of the Commencement Date.

     9. Consents. Sublandlord agrees that whenever its consent or approval is
        --------
required hereunder, or where something must be done to Sublandlord's satisfaction, it shall not unreasonably withhold or delay such consent or approval. If Landlord shall withhold its consent or approval in connection with this Sublease or the Subleased Premises in any instance where, under the Lease, the consent or approval of Landlord may not be unreasonably withheld, and if Subtenant shall contend that Landlord has unreasonably withheld such consent, at Subtenant's election, (i) Sublandlord, upon the request and at the expense of Subtenant, shall timely institute and diligently prosecute any action or proceeding which Subtenant, in its reasonable judgment, deems meritorious, in order to dispute such action by Landlord, or (ii) Subtenant, to the extent allowable under the Lease, may institute and prosecute such action or proceeding in the name of Sublandlord, provided that Subtenant shall keep Sublandlord informed of its actions and shall not take any action which might give rise to a default under the Lease.

     10. Termination of Lease. In the event of a default under the Lease which
         --------------------
results in the termination of the Lease, Subtenant shall, at the option of Landlord, attorn to and recognize Landlord as sublandlord hereunder and shall, promptly upon Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Notwithstanding such attornment and recognition, Landlord shall not (a) be liable for any previous act or omission of the sublandlord under this Sublease which shall not then be continuing, (b) be subject to any offset, not expressly provided for in this Sublease, which shall have accrued to Subtenant hereunder against said sublandlord, or (c) be bound by any modification of this Sublease or by any prepayment shall have been previously approved in writing by Landlord. Subtenant hereunder hereby waives all rights under any present or future law to elect, by reason of the termination of the Lease, to terminate this Sublease or surrender possession of the Subleased Premises.

     11. Sublease, Not Assignment. Notwithstanding anything contained herein,
         ------------------------
this Sublease shall be deemed to be a sublease of the Subleased Premises and not an assignment, in whole or in part, of Sublandlord's interest in the Lease.

     12. Damage, Destruction, Fire and Other Casualty; Condemnation.
         ----------------------------------------------------------
Notwithstanding any contrary provision of this Sublease or the provisions of the Lease herein incorporated by reference, Subtenant shall not be entitled to an abatement of Rent by reason of a casualty or condemnation affecting the Subleased Premises unless Sublandlord is entitled to an abatement with respect to its corresponding obligation under the Lease.

     13. No Waivers. Failure by Sublandlord or Subtenant in any instance to
         ----------
insist upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by Sublandlord or Subtenant, as the case may be, of any of such other party's defaults or breaches hereunder or of any of such other party's rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of such other party's obligations hereunder.

     14. Notices. Except as otherwise specifically provided herein, any notice,
         -------
statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, "communications") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by personal delivery, or registered or certified mail, return receipt requested, posted in a United States post office station in the continental United States, or by a nationally recognized overnight courier, in each case addressed (i) to Subtenant at its address first above written, Attention: President and (ii) to Sublandlord, at its address first above written, Attention: President. A copy of each communication to either Sublandlord or Subtenant shall also be sent to Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166,
Attention: Joanne Feil, Esq. All such communications shall be deemed to have been given, rendered or made when delivered on the date such communication is actually received as evidenced by a written receipt therefor or refusal to accept delivery, as of the date of such refusal, in the case of personal delivery, or three (3) days after the day so mailed, or one (1) business day after sent by nationally recognized overnight courier. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it.

     15. Broker. Each party hereto covenants, warrants and represents to the
         ------
other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Sublease. Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this Section 15 being untrue. The provisions of this
Section 15 shall survive the expiration or earlier termination of this Sublease.

     16. Condition of the Subleased Premises. Subtenant represents that it has
         -----------------------------------
made or caused to be made a thorough examination of the Subleased Premises and is familiar with the condition of every part thereof. Subtenant agrees to accept the Subleased Premises in its "as is" condition on the date hereof, reasonable wear and tear between the date hereof and the Commencement Date excepted. Anything in the Lease as incorporated herein by reference to the contrary notwithstanding, Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Subleased Premises, the use to which the Subleased Premises may be put, or any other matter or thing affecting or relating to the Subleased Premises, except as specifically set forth in this Sublease. Sublandlord shall have no obligation whatsoever to alter, improve, decorate or otherwise prepare the Subleased Premises for Subtenant's occupancy.

     17. Additional Rights of Sublandlord/Subtenant. Anything herein to the
         ------------------------------------------
contrary notwithstanding:

     17.1 Subject to the prior consent of Landlord if and solely to the extent required pursuant to the Lease, during the entire Term hereof:

          (1) Subtenant shall have the right to connect to and use Sublandlord's generator. Sublandlord shall maintain said generator in good operating condition, and Subtenant shall pay Subtenant's Share of Sublandlord's generator costs, as determined pursuant to paragraph 4 of Schedule 1 attached hereto and by this reference made a part hereof. Such charges shall be set forth in Sublandlord's monthly invoice to Subtenant for Rent.

          (2) Subtenant shall have the right to connect to and use Sublandlord's chiller. Subtenant may at Subtenant's election and Subtenant's sole cost and expense install a separate meter to measure the consumption of chilled water utilized within the Subleased Premises, provided that prior to the installation of such separate meter, Subtenant shall pay Subtenant's Share of Sublandlord's costs with respect to the use of chilled water in the Leased Premises, which charges shall be set forth in Sublandlord's monthly invoice to Subtenant for Rent payable hereunder and shall be substantiated with sufficient documentation submitted to Subtenant together with such monthly invoice. So long as Subtenant uses Sublandlord's chiller, Sublandlord shall maintain same in good operating condition.

          (3) Subtenant shall have the right to connect to and use Sublandlord's data and telecommunications cabling and associated conduit(s) serving the Subleased Premises as more particularly described in paragraph 1 of Schedule 1. Sublandlord shall maintain such data and communications cabling and associated conduit(s) in good operating condition, provided that Subtenant shall have the right to obtain access to such data and telecommunications cabling and associated conduit(s) (or, as necessary, Sublandlord's data and telecommunications cabling and associated conduit serving other portions of the Leased Premises) to maintain, upgrade or respond to emergencies with respect to the data and telecommunications cabling and associated conduit(s) serving the Subleased Premises, in an emergency immediately after Subtenant orally advises Sublandlord of the need for such access, and otherwise within four (4) hours after Subtenant orally advises Sublandlord of the need for such access. In the event Sublandlord subleases all or any portion of Subcellar 1 Level (referenced in the Lease as Concourse Level "B-2") to any entity other than Subtenant and/or other portions of the Leased Premises other than the Subleased Premises to an entity other than Subtenant, Sublandlord shall take all necessary action, at no cost to Subtenant, to protect the integrity of Subtenant's data and telecommunications cabling and associated conduit(s) located in Subcellar 1 Level.

          (4) Subtenant shall have the right to connect to (i) incoming service conduits and utilize spare conduits and service rooms as more particularly described in paragraph 2 of Schedule 1 and (ii) Sublandlord's incoming service room located on Subcellar 1 Level as shown on Exhibit B annexed hereto (the "Incoming Service Room"). Subtenant shall have the right, at its expense, to run cables from the Incoming Service Room to achieve access to the Subleased Premises as shown on Exhibit C annexed hereto. In the event Sublandlord subleases all or any portion of Subcellar 1 Level to an entity other than Subtenant, Sublandlord shall take all necessary action, at no cost to Subtenant, to protect the integrity of the Incoming Service Room and Subtenant's cables run therefrom or to provide, at no expense to Subtenant, the right to connect to alternate incoming service.

          (5) Subtenant shall have the right to use that portion of the roof of the Building shown on Exhibit D annexed hereto to install, maintain and use Roof Equipment pursuant to Article 48 of the Lease and as more particularly described in paragraph 3 of
               Schedule 1.

          (6) Subject to Landlord's consent, Subtenant shall have the right (a) to install an identification of Subtenant's name in 25% of the header portion of Sublandlord's directory software, (b) to utilize the electronic directory in the Z-D Lobby, (c) to list in such electronic directory all employees, floor numbers and departments applicable to the Subleased Premises and/or Subtenant's use thereof and such other information as Subtenant shall reasonably require, (d) to install a computer disc in such electronic directory and (e) to update the information stored in such computer disc on a periodic basis as required by Subtenant.

          (7) Subtenant shall have the right to install an electronic directory located in the Z-D Lobby and to otherwise utilize the Z-D Lobby and systems located therein to the extent and in the manner set forth in paragraph 5 of Schedule 1.

          (8) Subtenant shall have the right to use Sublandlord's cafe in the Building so long as same exists.

          (9) Subtenant shall have the right to use Sublandlord's convention and meeting rooms located on Subcellar 1 Level and shall pay to Sublandlord a fee of $100 per hour for the use of such rooms on a first come-first serve basis, provided that Sublandlord shall have the right to exercise a priority to use any Town Center Room on at least two (2) weeks prior written notice to Subtenant or any other meeting room on at least forty-eight (48) hours prior written notice to Subtenant. Notwithstanding the foregoing, Sublandlord shall not have right to exercise any such priority to use one Town Center Room per week for a time and location specified by Subtenant.

          (10) Subtenant shall have access to and the right to use the 28th Street Loading Dock Bays subject to Sublandlord's rights with respect thereto pursuant to Article 28 of the Lease.

          (11) Subtenant shall have the right to use the freight elevator and the right to obtain access through Subcellar 1 Level from the loading dock to the freight elevator. In the event Sublandlord subleases all or any portion of Subcellar 1 Level, Sublandlord shall maintain an access corridor on Subcellar 1 Level from the loading dock to the freight elevator sufficient to allow for Subtenant's continued access through Subcellar 1 Level from the loading dock to the freight elevator.

          (12) So long as Sublandlord uses the Messenger Center, Subtenant and Subtenant's employees and invitees shall have the right to pass through same to obtain access from the street to the freight elevator or the Z-D Lobby to the Subleased Premises.

          (13) Subtenant shall install a security system for the Subleased Premises compatible with Sublandlord's existing security system per paragraph 13 of Schedule 1, and Sublandlord agrees that, if Sublandlord should replace its existing security system, such replacement security system shall maintain compatibility with Subtenant's security system.

          (14) During the first year of the Term hereof, Subtenant shall have the right to issue security passes in Sublandlord's security system.

               Such security passes shall provide access limited to the Subleased Premises.

     17.2 During the first year of the Term hereof, Sublandlord shall allow Subtenant to connect to and use Sublandlord's data and voice equipment, IDF closet, telecommunications equipment, security system, microlite lighting control system and all other systems and equipment of Sublandlord presently serving the Subleased Premises as more particularly described in paragraphs 6 through 13 of Schedule 1. Within the first year of the Term hereof, Subtenant shall cause the Subleased Premises to operate independently from the balance of the Leased Premises with respect to all such systems and equipment described in the immediately preceding sentence, provided, however, that with respect to each of the foregoing systems and equipment, until Subtenant shall achieve such independent operation, Subtenant shall pay Subtenant's Share of Sublandlord's costs with respect thereto, which charges shall be set forth on Sublandlord's monthly invoice to Subtenant for Rent payable hereunder and shall be substantiated with sufficient documentation submitted to Subtenant together with such monthly invoice. Sublandlord shall maintain in good operational condition all systems and equipment described in this Subsection 17.2 until Subtenant shall have segregated such systems and equipment from those serving the Subleased Premises. Notwithstanding the provisions of this Section 17.2, Subtenant shall have no obligation to cause the Subleased Premises to operate independently from the balance of the Leased Premises with respect to the systems and equipment described in Section 17.1 hereof.

     17.3 During the entire Term hereof, Subtenant shall pay Subtenant's Share of Sublandlord's costs with respect to gas consumed within the Leased Premises, which charges shall be set forth in Sublandlord's monthly invoice to Subtenant for rent payable hereunder and shall be substantiated with sufficient documentation submitted to Subtenant together with such invoice.

     17.4 (1) Subtenant shall have the right to connect to and use Sublandlord's satellite dish for the Leased Premises and all cabling and equipment required for its proper operation in the manner and to the extent provided in paragraph 3 of Schedule 1.

          (2) In the event Subtenant shall desire cable television within the Subleased Premises, it shall enter into an agreement directly with the vendor providing cable television to the Building for the provision of same, in the manner and to the extent provided in paragraph 8 of Schedule 1.

     17.5 Notwithstanding anything to the contrary contained herein, Sublandlord may discontinue the provision or maintenance of any service or supplies which it had been providing or maintaining on a voluntary basis provided that Sublandlord shall give Subtenant sixty (60) days' written notice (or such lesser period of notice as is required by any third party vendor unaffiliated with Sublandlord who is providing or maintaining such service or supplies) prior to discontinuing the provision or maintenance of such service or supplies.

     18. Assignment, Subletting. This Sublease may not be assigned or the
         ----------------------
Subleased Premises demised hereunder further sublet, in whole or in part, without the prior written consent of Landlord in accordance with all the provisions of the Lease including, without limitation, Section K of Article 11 of the Lease.

     19. Memorandum of Sublease. Sublandlord and Subtenant agree not to record
         ----------------------
this Sublease. The parties shall, contemporaneously with the execution of this Sublease, execute, acknowledge and deliver a short form or memorandum of this Sublease in recordable form and otherwise in the form annexed hereto as Exhibit
E. Recording, filing and like charges imposed by any governmental agency to effect such recording shall be paid by Subtenant. Upon the expiration or termination of this Sublease, Subtenant, at Sublandlord's request, shall execute, acknowledge and deliver to Sublandlord all necessary instrument(s) in recordable form evidencing a termination of this Sublease and sufficient to discharge any memorandum hereof of record, and Subtenant shall pay for all recording, filing and like charges imposed by any governmental agency to effect such recording.

     20.  Nondisturbance.
          --------------

     20.1 Landlord, Sublandlord and Subtenant agree to execute and deliver a Subordination, Non-Disturbance and Attornment Agreement with respect to this Sublease in the form required pursuant to Subparagraph 11(S) of the Lease.

     20.2 Landlord agrees to use good faith efforts to obtain from the holder of any mortgage encumbering the Building as of the date hereof a non-disturbance agreement for the benefit of Subtenant.

     21.  Miscellaneous.
          -------------

     21.1 This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreement contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

     21.2 In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

     21.3 The paragraph headings appearing herein are for purpose of convenience only and are not deemed to be a part of this Sublease.

     21.4 Capitalized terms used herein shall have the same meanings as are ascribed to them in the Lease, unless otherwise expressly defined herein.

     21.5 This Sublease is offered to Subtenant for signature with the express understanding and agreement that this Sublease shall not be binding upon Sublandlord unless and until Sublandlord shall have executed and delivered a fully executed copy of this Sublease to Subtenant.

     21.6 All insurance policies required to be obtained by Subtenant under this Sublease or the Lease shall name Landlord and Sublandlord as additional insured as their interests may appear.

     21.7 This Sublease shall be governed by, and construed in accordance with, the laws of the State of New York.

     22. Related Corporation. Pursuant to Subparagraph 11(N) of the Lease,
         -------------------
Sublandlord hereby certifies to Landlord, its successors and assigns that, as of the date hereof, Subtenant s a "related corporation" (as defined in the Lease).

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the date and year first above written.


SUBLANDLORD:  ZD Inc.              SUBTENANT:  Ziff-Davis Inc.

    /s/ J.MALCOLM MORRIS               /s/ DANIEL S. ROSENWEIG
By: _________________________      By: __________________________
      J. Malcom Morris                   Daniel S. Rosenweig
Name: _______________________      Name: ________________________
       Senior Vice President              Director
Title: ______________________      Title: _______________________



With respect to Paragraph 20 only:

LANDLORD:  63 Madison Associates, L.P.

By:  Comfort 63 Madison, Inc., a general partner

     By: ______________________________________
     Name: ____________________________________
     Title: ___________________________________

By:  Loeb Partners Realty and Development
       Corp. a general partner

     By: ______________________________________
     Name: ____________________________________
     Title: ___________________________________

                                   EXHIBIT A

                                   FIXED RENT


                                                                       Monthly
     Period                                           Annual Amount    Amount
     ------                                           -------------    ------

     Commencement Date - last day of Rent Period 1    $1,388,205.00  $115,683.75
     Rent Period 2                                    $1,589,679.00  $132,473.25
     Rent Period 3                                    $1,791,153.00  $149,262.75
     Rent Period 4 - Sublease Expiration Date         $1,995,084.00  $166,257.00

                                   EXHIBIT B

                        SUBLANDLORD'S SUBCELLAR 1 LEVEL
                             INCOMING SERVICE ROOM

                                   EXHIBIT C

                         SUBCELLAR 1 TELECOMMUNICATIONS
                             RISER CONDUIT DIAGRAM

                                   EXHIBIT D

                          LOCATION OF PORTION OF ROOF
                         DEDICATED FOR SUBTENANT'S USE

                                   EXHIBIT E

                             MEMORANDUM OF SUBLEASE

     THIS MEMORANDUM OF SUBLEASE ("Memorandum") is executed the 10th day of March, 2000, to evidence for recording purposes the execution of a certain sublease dated as of March 15, 2000 (the "Sublease"), the relevant terms of which are set forth below:

     1. The Sublandlord is ZD Inc. ("Sublandlord"), a Delaware corporation having an office at 63 Madison Avenue, New York, New York 10016.

     2. The Subtenant is Ziff-Davis Inc. ("Subtenant"), a Delaware corporation having an office at 63 Madison Avenue, New York, New York 10016.

     3. The term of the Sublease shall commence on April 1, 2000 and shall expire on July 16, 2019, subject to Subtenant's options to extend the same for two (2) consecutive ten (10) year periods pursuant to the terms and conditions provided in the Sublease.

     4. The subleased premises (the "Subleased Premises") consist of the entire tenth (10th) floor of the building known as 63 Madison Avenue, New York, New York (the "Building"), constituting a portion of the premises demised by Sublandlord pursuant to that certain lease dated as of January 15, 1998 between 63 Madison Associates, L.P., as landlord, and Sublandlord, as tenant. Schedule A attached hereto and incorporated herein by reference is a legal description of the land upon which the Building is situated.

     5. In the event of any conflict between the terms hereof and the terms of the Sublease, the terms of the Sublease shall govern.

     IN WITNESS WHEREOF, the parties have executed this memorandum of Lease on the respective dates as set forth on the acknowledgments below:

ZD Inc.                                         Ziff-Davis Inc.


By:                                             By:
    ----------------------------                    -------------------------
Name:                                           Name:
      --------------------------                      -----------------------
Title:                                          Title:
       -------------------------                      -----------------------


After recording, this Memorandum
should be returned to:

Clifford Chance Rogers & Wells LLP
200 Park Avenue
New York, New York  10166
Attn:  Joanne Feil, Esq.

State of New York,      )
                        )  ss.:
County of ____________  )


     On the ___________ day of ______________________________, in the year
________ before me the undersigned personally appeared
_____________________________________________ , personally know to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as ______________________________ of ZD Inc., and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.




Signature and Office of individual

taking acknowledgment



State of New York,      )
                        )  ss.:
County of ____________  )


     On the ___________ day of ______________________________, in the year
________ before me the undersigned personally appeared
_____________________________________________ , personally know to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as ______________________________ of Ziff-Davis Inc., and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.




Signature and Office of individual
taking acknowledgment

                                   Schedule A


All that certain plot, piece or parcel of land situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the intersection of the northerly side of East 27th Street with the easterly side of Madison Avenue;

THENCE along said side of Madison Avenue in a northerly direction, 197 feet 6 inches to the southerly side of East 28th Street;

THENCE along said side of East 28th Street, a distance of 275 feet to a point which is distant 150 feet westerly as measured along said side of East 28th Street from the Westerly side of Park Avenue South;

THENCE southerly and parallel with said side of Park Avenue South 197 feet 6 inches to the northerly side of East 27th Street; and

THENCE westerly along said side of East 27th Street, a distance of 275 feet to the point of place of BEGINNING.

TOGETHER WITH the benefits and subject to the burdens of an Agreement dated November 20, 1995 between New York Life Insurance Company and 63 Madison Associates, L.P. and recorded in the Office of the New York City Register's Office on January 10, 1996 in Reel 2280 page 174.

                                   Schedule 1

                      Utilization of Systems and Services
                      -----------------------------------

     1. Low Voltage Risers

          a. Sleeves within Riser/IDF Closets (B1 thru 15th floors) - Two (2) 4" empty riser sleeves shall be dedicated; one in each of the East and West riser for Subtenant.

          b. Sub-Concourse horizontal raceways - Subtenant reserves the right to intercept the riser conduits designated for its use and extend said conduits to one of the following locations:

               i. West side conduits shall be extended to the Incoming service room

               ii. East side conduits shall be extended to the IDF closet at the southeast corner of the sub-concourse.

     2. Incoming Service

          a. Incoming Service Conduits - One (1) 4" empty conduit in either the Northwest or Southwest incoming service point shall be made available at the entrance point for Subtenant in the event it deems the utilization of same necessary.

          b. Incoming Service Room - The incoming service room shall be a shared room for Sublandlord, Subtenant and any other subtenants of Sublandlord. It shall be available to Subtenant 24 hours a day/365 days a year. It shall be one of the entrance points for any incoming service vendors as Subtenant shall deem necessary.

          c. Alternate incoming service room - The IDF closet in the southeast corner of the sub-concourse (or other mutually agreed upon location shall be made available as an alternate incoming service room for use by Subtenant should it deem it necessary. It shall be available to Subtenant 24 hours a day/365 days a year. It shall be one of the entrance points for any incoming service vendors as Subtenant shall deem necessary.

          d. Alternate Incoming service - Subtenant reserves the right to access one or the other incoming service points (Northwest and Southeast) that are not fed into the incoming service room for the purpose of having redundant and diverse services delivered to the Subleased Premises. Sublandlord shall cooperate in allowing access by Subtenant (or its designated vendor) to the incoming service points and extending of services across the sub-concourse to the alternate riser location for delivery to the Sublease Premises.

                                      S1-1

          e. Incoming service cabling - Subtenant reserves the right to utilize the spare conduits made available by Sublandlord for running new incoming service risers to the Subleased Premises.

     3. Roof System

          a. Dish Array - Subtenant shall have space reserved on the dish array for mounting two (2) dedicated dishes on the dish array for Subtenant's exclusive use. Where necessary, Sublandlord shall allow access by Subtenant to route cabling through Sublandlord's IDF closets and through Sublandlord's existing conduits from the 15th Floor IDF to the roof and from the 15th Floor IDF to the 10th Floor IDF for the purposes of providing services to the Subleased Premises.

          b.   Spare Satellite Dish Cabling to the Subleased Premises - Three
               (3) spare satellite dish cables installed from the 15th floor IDF to the 10th floor IDF for future dish installations shall become the property of Subtenant.

     4. Emergency Generator/UPS

          a. Allocation of Expenses - Subtenant shall be charged its proportionate share of the overall costs of operation, maintenance, service, etc. with regard to the emergency generator and UPS systems. The allocation of expenses associated with the emergency generator and the UPS shall be in accordance with one of the following methods as selected by Subtenant.

               i. The basis for determination of proportionate share shall be based upon a rentable square foot of space basis as outlined in the Sublease. This proportionate share allocation also assures Subtenant of the same proportionate share of the overall emergency generator and UPS system capacity (as applied to each system separately).

               ii. Subtenant shall pay for usage of the emergency generator and UPS systems based upon its actual demand or consumption. The amount established shall be as negotiated between Sublandlord and Subtenant. This shall be determined by placing sub-meter(s) on Subtenant's associated emergency/UPS panels, loads, etc. The costs for the addition of the sub-meters shall be at the sole cost and expense of Subtenant.

     5. Z-D Lobby Technology Systems

          a.   [Intentionally Deleted].

          b. Special Events - Subtenant reserves the right to use the Z-D Lobby area for the purposes of special events or as a pre-function area for special events held elsewhere upon written notice to Sublandlord and in no event more than four (4)

                                      S1-2
               times in any twelve (12) month period. During such events, all audiovisual systems and sub-systems located in the Z-D Lobby shall be made available for Subtenant's use. Subtenant, at its sole cost and expense, shall comply with all applicable laws in connection with its use of the Z-D Lobby for such events, including, without limitation, obtaining all necessary permits therefor and shall be responsible for all required clean-up to restore the Z-D Lobby to its normal condition.

     6. Voice Systems

          a. Voice cable risers (twisted pair copper cabling)- Subtenant reserves the right to make use of the existing voice risers that connect the Subleased Premises to the data center. If so desired, it may re-route/extend voice riser cables from the data center on the sub-concourse level to alternate locations within the sub-concourse level. Cabling that runs up the west riser shall be extended to the incoming service room. Cabling that runs up the east riser shall be extended to another mutually acceptable location within the sub- concourse. The re-routing/extending of the existing voice cables can be done outside of the spare conduit capacity made available by Sublandlord per Schedule 1, paragraph 1. Where necessary, Sublandlord shall allow access by Subtenant to route cabling through Sublandlord's IDF closets for the purposes of providing services to the Subleased Premises. All work performed by Subtenant shall insure that Sublandlord's remaining cabling systems and services are not compromised or placed at risk.

          b. Data Center PBX - Within the first year of the Term of the Sublease, Subtenant shall remove its telephone cards from the current PBX system in the data center, proportionate to the number of telephone lines serving the Subleased Premises in relation to the total number of telephone lines serving the Leased Premises. All of the phone devices located in the Subleased Premises shall be the property of Subtenant to utilize as it sees fit.

          c. Horizontal Cabling - All of the horizontal cabling, connectors, patch panels, cross connects, etc. located in the Subleased Premises to support the voice systems shall be the property of Subtenant.

     7. Data Systems

          a. Data cable risers (fiber optic cabling) - Subtenant reserves the right to make use of the existing data risers that connect the Subleased Premises to the data center. If so desired, Subtenant may re-route/extend data riser cables from the data center on the sub-concourse level to alternate locations within the sub-concourse level. Cabling that runs up the west riser shall be extended to the incoming service room. Cabling that runs up the east riser shall be extended to another mutually acceptable location within the sub-concourse. The re-routing/extending of the existing data cables can be done outside of the spare conduit capacity made

                                      S1-3
               available by Sublandlord. Where necessary, Sublandlord shall allow access by Subtenant to route cabling through Sublandlord's IDF closets for the purposes of providing services to the Subleased Premises. All work performed by Subtenant shall insure that Sublandlord's remaining cabling systems and services are not compromised or placed at risk.

          b. IDF closet electronics - All of the data/LAN electronics that are located in the IDF closet for the purposes of delivering LAN connectivity to the Subleased Premises shall become the property of Subtenant. All software, catalogs, warrantees, etc. shall also become the property of Subtenant.

          c. Horizontal Cabling - All of the horizontal cabling, connectors, patch panels, patch cords, etc. on the Subleased Premises to support the data systems shall be the property of Subtenant.

     8. CATV System

          a. CATV riser cabling - Within the first year of the Term of the Sublease, Subtenant shall cease utilizing Sublandlord's CATV riser system. Where appropriate the riser shall be spliced to by-pass the Subleased Premises and provide connectivity for the balance of the Leased Premises. All of the distribution passive components and electronics located within the IDF closet for the purposes of serving the horizontal distribution shall remain the property of Subtenant. Any rebalancing of the remaining CATV system required by Sublandlord to ensure proper operation shall be at Sublandlord's expense.

          b. Horizontal Cabling - All of the horizontal CATV cabling and devices located in the Subleased Premises shall remain the property of Subtenant.

          c. New CATV Service - Subtenant reserves the right to bring in new CATV service to support the Subleased Premises. The riser cables necessary to support this new service shall be run in the existing CATV riser sleeve that currently provides CATV service to the occupied portion of the Leased Premises. The work will be done outside of the spare conduit capacity made available by Sublandlord per Schedule 1, paragraph 1. Where necessary, Sublandlord shall allow access by Subtenant to route cabling through Sublandlord's IDF closets for the purposes of providing services to the Subleased Premises. All work performed by the sub- tenants shall insure that Sublandlord's remaining cabling systems and services are not compromised or placed at risk.

     9. IDF Closets

          a. IDF Closets - The IDF closets on the Subleased Premises shall become the exclusive property of Subtenant. Any access to the closet by Sublandlord or its designated vendor shall only be upon prior approval of, and shall be supervised

                                      S1-4
               by, Subtenant. Any expenses incurred by Subtenant for after-hours supervision shall paid by Sublandlord. All work performed in the IDF closets shall be at a time that is reasonably approved by Subtenant.

          b. Low Voltage Systems Components - All of the patch panels, racks frames, electronics, etc. to support the voice, data, CATV, security system, etc. shall become the property of Subtenant.

     10. Lighting Control System

          a. Lighting Control System relay Panels - The relay panels for the lighting control system shall be removed from the overall system and shall be isolated for Subtenant's exclusive use. Subtenant shall provide its own lighting control system control unit to make its system operational. Sublandlord shall provide the necessary connectivity once Subtenant's panels have been removed to ensure proper operation of Sublandlord's overall lighting control system.

     11. Building Management System

          a. Remote Monitoring Interface - Subtenant, at its sole cost and expense, shall have the right to install a remote monitoring interface to Sublandlord's building management system and place it in the Subleased Premises as designated by Subtenant. Subtenant shall have the ability to monitor all control points and functions that affect the Subleased Premises, but shall not have the ability to control those points unless deemed acceptable by Sublandlord. Any BMS or control related issues presented to Sublandlord by Subtenant shall be addressed in a proactive manner and shall be brought to resolution as quickly as possible.

     12. Telephone Numbers

          a. Subtenant reserves the right to be allocated its proportionate share of the DID numbers that currently support Sublandlord and Subtenant as a whole. The bank of DID phone numbers allocated to Subtenant shall be those that are closest to the numbers that currently serve it today.

     13. Security System

          a. Subtenant Security System - Subtenant shall take ownership of all security systems devices located on the Subleased Premises for the purposes of isolating and securing Subtenant's perimeter and interior. This includes but is not limited to access control panels, card readers, door contacts, electric strikes, security system panels, CCTV cameras, panic buttons, etc. Subtenant shall provide its own security system that will interface with the existing security system panels located in Subtenant's IDF closets. If any portion of Sublandlord's security system is disconnected specifically due to Subtenant's removal of its panels from

                                      S1-5

               Sublandlord's security system, Subtenant shall reconnect such disconnected security system components of Sublandlord at Subtenant's expense.

          b. Common Security Components - Common security components such as the lobby turnstiles, elevator access, floor access, etc. shall remain on Sublandlord's security system. For the purposes of control of these components to the extent that they affect Subtenant only, a remote administrative terminal shall be provided to Subtenant. Sublandlord's security system shall be partitioned to allow the administration of access rights by Subtenant for its floor and common shared areas. Subtenant, at its sole cost and expense, shall install administrative terminals and system partitioning. Subtenant shall be responsible for maintaining the cardholder's database on both Subtenant's and Sublandlord's security systems.

                                      S1-6